EXHIBIT 10.1
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of October 5, 2007, by and between COMERICA BANK (“Bank”) and BIOLASE TECHNOLOGY, INC., a Delaware corporation (“Borrower”).
RECITALS
     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 28, 2006, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, the parties agree as follows:
     1. Exhibit A to the Agreement is amended by amending the following term:
‘“Revolving Maturity Date’ means September 28, 2009; provided, however, that subject to Bank’s written approval, if no Default or Event of Default has occurred and is continuing, Borrower may, at the end of any Revolving Maturity Date, elect to extend such Revolving Maturity Date for one year.”
     2. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
     3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
     4. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
     (a) this Amendment, duly executed by Borrower;
     (b) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
     (c) Certificates of the Secretary for each of BL Acquisition Corp. and BL Acquisition II Inc. (collectively, the “Guarantors”) with respect to incumbency and resolutions authorizing the execution and delivery of the Affirmation of Guaranties and Guaranty Documents;
     (d) an Affirmation of Guaranties and Guaranty Documents, duly executed by Guarantors;
     (e) a non-refundable facility fee in the amount of $10,000, which may be debited from any of Borrower’s accounts;
     (f) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

     (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BIOLASE TECHNOLOGY, INC.

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title: